UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

NEXPOINT STRATEGIC OPPORTUNITIES FUND

(Exact name of registrant as specified in its charter)

Delaware	80-0139099
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Crescent Court, Suite 700 Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.50% Series A Cumulative Preferred Shares, par value $0.001 per share ($25.00 liquidation preference per share)	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the 5.50% Series A Cumulative Preferred Shares, par value $0.001 and liquidation preference $25.00 per share (the “Series A Preferred Shares”) of NexPoint Strategic Opportunities Fund (the “Company”), as included under the captions “Description of the Series A Preferred Shares” and “Description of the Securities–Preferred Shares” in the Offer to Exchange dated October 30, 2020, filed with the Securities and Exchange Commission (the “Commission”) on October 30, 2020 as Exhibit (a)(1)(i) to the Company’s Tender Offer Statement on Schedule TO (File No. 005-83652), as amended by Amendment No. 1 to the Offer to Exchange dated October 30, 2020, filed with the Commission on November 17, 2020 and as further amended by Amendment No. 2 to the Offer to Exchange dated October 30, 2020, filed with the Commission on December 17, 2020 (as so amended, the “Offer to Exchange”), is hereby incorporated by reference herein. In addition, incorporated by reference herein is information related to the Series A Preferred Shares under the caption “Anti-Takeover Provisions in the Governing Documents” in the Offer to Exchange.

Item 2. Exhibits.

Exhibit No.	Document
(1)	Amended and Restated Agreement and Declaration of Trust of NexPoint Strategic Opportunities Fund (Incorporated by reference to Exhibit (d)(1) to the Company’s Tender Offer Statement on Schedule TO (File No. 005-83652), filed on October 30, 2020).

(2)	Amended and Restated By-Laws of NexPoint Strategic Opportunities Fund (Incorporated by reference to Exhibit (d)(2) to the Company’s Tender Offer Statement on Schedule TO (File No. 005-83652), filed on October 30, 2020).

(3)	Form of Statement of Preferences of 5.50% Series A Cumulative Preferred Shares of NexPoint Strategic Opportunities Fund (Incorporated by reference to Exhibit (d)(3) to the Company’s Tender Offer Statement on Schedule TO (File No. 005-83652), filed on October 30, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEXPOINT STRATEGIC OPPORTUNITIES FUND

Date: January 5, 2021	By:	/s/ Lauren Thedford
Name: Lauren Thedford
Title: Secretary